UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           EXPRESS SYSTEMS CORPORATION
                 (NAME OF SMALL BUSINESS ISSUER IN OUR CHARTER)

         NEVADA                                                    91-1918324
(STATE OR OTHER JURISDICTION OF (PRIMARY STANDARD INDUSTRIAL  (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)  CLASSIFICATION CODE NUMBER) IDENTIFICATION NO.)

                               LAWRENCE ROSENBLAT
                        114 W. MAGNOLIA STREET, SUITE 446
                              BELLINGHAM, WA 98225
                                  800-661-7830
   (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES AND AGENT FOR
                                    SERVICE)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box: [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
======================================================================================================================
TITLE OF EACH CLASS OF              AMOUNT           PROPOSED         PROPOSED AMOUNT OF
SECURITIES BEING                    BEING            MAXIMUM                     MAXIMUM         REGISTRATION
REGISTERED                          REGISTERED       OFFERING                  AGGREGATE         FEE
                                                     PRICE PER SHARE                  (1)        OFFERING  PRICE(1)
-----------------------------------------------------------------------------------------------------------------------
SHARES OF COMMON STOCK              400,000(2)       $0.50                      $200,000         $16.18
-----------------------------------------------------------------------------------------------------------------------
TOTAL                               400,000          $0.50                      $200,000         $16.18
=======================================================================================================================

(1)  Estimated for purposes of computing the registration fee pursuant to Rule
     457.

(2)  We are registering 400,000 Shares of Common Stock.

         The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                           Express Systems Corporation

                         400,000 shares of Common Stock

The registration statement of which this prospectus is a part, relates to (See, "DESCRIPTION OF SECURITIES") a public offering of 400,000 common shares. The public offering price is $0.50 per share. We have no public market for our common stock.

These securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See, "RISK FACTORS" beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The shares are offered on an "all or none" basis on behalf of Express Systems Corporation by our officers and directors. No commission or other compensation related to the sale of the shares will be paid to any of our officers or directors if they assist in the sale of the shares. In an "all or none offering," proceeds are available to us only if the offering is fully subscribed to. The proceeds from the sale of shares by Express Systems Corporation will be available to us only upon a full subscription. The funds will be escrowed by the Company and returned in full, without interest or any deductions, should the offering not be fully subscribed to. We intend to keep the offering open until December 31, 2003. However, if we have not sold all of the shares by that date, we may extend the offering period at our sole discretion for an additional 120 days, and we may offer the remaining shares on a continuous basis until the end of the offering period as extended. We may accept or reject any subscription in whole or in part. If your subscription is rejected, we will promptly return your investment to you without interest or other deductions. We may terminate this offering prior to the expiration date. This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss.

The date of this preliminary prospectus is July 9, 2003





            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                TABLE OF CONTENTS


PART I                                                                      PAGE
------                                                                      ----

         PROSPECTUS SUMMARY                                                   4
         RISK FACTORS                                                         6
         FORWARD-LOOKING STATEMENTS                                           8
         USE OF PROCEEDS                                                      9
         DETERMINATION OF OFFERING PRICE                                      9
         DILUTION                                                             9
         DIVIDEND POLICY                                                     10
         CAPITALIZATION                                                      10
         SELECTED FINANCIAL DATA                                             10
         PLAN OF DISTRIBUTION                                                11
         LEGAL MATTERS                                                       11
         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS        11
         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT      12
         DESCRIPTION OF SECURITIES                                           13
         EXPERTS                                                             15
         DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
         SECURITIES ACT LIABILITIES                                          15
         DESCRIPTION OF BUSINESS                                             15
         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR
         PLAN OF OPERATION                                                   20
         DESCRIPTION OF PROPERTY                                             21
         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                      21
         MARKET FOR COMMON EQUITY AND RELATED STOCK MATTERS                  22
         EXECUTIVE COMPENSATION                                              23
         FINANCIAL STATEMENTS                                                25

PART II

         INDEMNIFICATION OF OFFICERS AND DIRECTORS                           29
         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION                         29
         RECENT SALES OF UNREGISTERED SECURITIES                             29
         EXHIBITS                                                            29
         UNDERTAKINGS                                                        30
         SIGNATURES                                                          30

                               PROSPECTUS SUMMARY

         THIS PROSPECTUS CONTAINS STATEMENTS ABOUT OUR FUTURE OPERATIONS, WHICH INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER IN IMPORTANT WAYS FROM OUR ANTICIPATED FUTURE OPERATIONS, DUE TO MANY FACTORS, INCLUDING "RISK FACTORS" BEGINNING ON PAGE 6 AND OTHER FACTORS. BECAUSE THIS IS A SUMMARY AND THE INFORMATION IS SELECTIVE, IT DOES NOT CONTAIN ALL INFORMATION THAT MAYBE IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ ALL INFORMATION IN THE PROSPECTUS INCLUDING ITS DETAILED INFORMATION AND THE FINANCIAL STATEMENTS AND THE ACCOMPANYING EXPLANATORY NOTES BEFORE MAKING AN INVESTMENT DECISION.

OUR COMPANY

         EXPRESS SYSTEMS CORPORATION ("EXPRESS"OR, "WE") WAS INCORPORATED IN THE STATE OF NEVADA ON SEPTEMBER 1, 1998. IN MARCH 2001 WE ENTERED INTO A SOFTWARE LICENSING AGREEMENT WITH FAIRWIND TECHNOLOGIES CORPORATION, FOR INTERNET GAMING SOFTWARE SERVICES. FAIRWIND TECHNOLOGIES CEASED OPERATIONS IN NOVEMBER 2001 AND THE LICENSING AGREEMENT WAS ABANDONED BY EXPRESS AT THAT TIME. WE HAD NO OTHER OPERATIONS UNTIL OCTOBER 27, 2002 WHEN WE ACQUIRED MASTERLIST INTERNATIONAL, INC.

         WE ARE NOW IN THE BUSINESS OF ADVERTISING AND MARKETING OPT-IN E-MAIL LISTS OVER THE INTERNET.

         WE MAINTAIN OUR PRINCIPAL OFFICES AT: 114 W. MAGNOLIA STREET, #446 BELLINGHAM WA 98225 OUR TELEPHONE NUMBER IS: 800-661-7830.

OUR BUSINESS

         ON OCTOBER 27, 2002 WE PURCHASED ALL OF THE OUTSTANDING SHARES OF MASTERLIST INTERNATIONAL INC. ("MASTERLIST") MASTERLIST IS IN THE BUSINESS OF ADVERTISING ON THE INTERNET AND SELLING OPT-IN LEAD GENERATION LISTS. WE HAVE NOT MADE ANY PUBLIC ANNOUNCEMENTS OF ANY OF OUR PRODUCTS OR SERVICES. (SEE FINANCIALS)

         OUR MAIN GOAL IS TO GENERATE REVENUE BY GENERATING LISTS OF LEADS TO BE SOLD BOTH ON A WHOLESALE AND RETAIL BASES TO BUYERS OF THE LEADS. FOR EXAMPLE, WE ARE PRESENTLY CONCENTRATING OUR EFFORTS ON LEADS FOR MORTGAGES AND DEBT CONSOLIDATION, RESPECTIVELY WE BELIEVE THAT THERE IS CURRENTLY AN ACTIVE MARKET FOR LEADS TO BE SOLD INTO THESE TWO AREAS. WE HAVE IDENTIFIED BUYERS FOR DEBT CONSOLIDATION LEADS WHO WILL BUY LEADS FROM US, THOUGH NO LEADS HAVE BEEN SOLD TO DATE. A QUALIFIED DEBT LEAD CONSISTS OF A RETURN RESPONSE FROM OUR E-MAIL SOLICITATION WHICH CONTAINS NAME, MAILING ADDRESS, A TELEPHONE NUMBER, E-MAIL ADDRESS, TYPE OF DEBT, AMOUNT OF DEBT AND HOW DELINQUENT THE DEBT IS. WE HAVE ALSO IDENTIFIED BUYERS FOR MORTGAGE LEADS WHO WILL BUY LEADS FROM US, THOUGH NO LEADS HAVE BEEN SOLD TO DATE. A MORTGAGE LEAD CONTAINS MUCH OF THE SAME PERSONAL INFORMATION BUT INSTEAD OF DEBT THE FORM REQUESTS INFORMATION ON HOW MUCH MONEY IS NEEDED FOR A MORTGAGE.

THE OFFERING

COMMON STOCK OFFERED BY EXPRESS:       400,000 SHARES (1)

PRICE PER SHARE OF COMMON STOCK:       $0.50, PAR VALUE $0.001

PROCEEDS TO EXPRESS:                   $200,000 (2)

USE OF PROCEEDS:                       AFTER DEDUCTING FOR OFFERING EXPENSES,
                                       WE INTEND TO USE A PORTION OF THE
                                       PROCEEDS FOR MARKETING, GENERAL AND
                                       ADMINISTRATIVE EXPENDITURES, DEVELOPMENT
                                       OF THE BUSINESS, WORKING CAPITAL AND
                                       OTHER GENERAL CORPORATE PURPOSES. SEE,
                                       "USE OF PROCEEDS."

RISK FACTORS:                          FOR A DISCUSSION OF CERTAIN FACTORS TO
                                       CONSIDER BEFORE BUYING SHARES OF OUR
                                       COMMON STOCK. SEE, "RISK FACTORS."

DIVIDEND POLICY:                            WE DO NOT INTEND TO PAY DIVIDENDS ON
                                       OUR COMMON STOCK. WE PLAN TO RETAIN ANY
                                       EARNINGS FOR USE IN THE OPERATIONS OF
                                       OUR BUSINESS AND TO FUND FUTURE GROWTH.

PLAN OF OFFERING:                           THERE IS NO UNDERWRITER FOR THIS
                                       OFFERING. OUR OFFICERS AND DIRECTORS
                                       WILL OFFER THE SHARES FOR SALE ON AN ALL
                                       OR NONE BASIS.



(1) THERE ARE PRESENTLY 2,450,200 SHARES ISSUED AND OUTSTANDING.
AFTER THE OFFERING THERE WILL BE 2,850,200 SHARES OF COMMON STOCK ISSUED AND OUTSTANDING. (2) BEFORE DEDUCTING FOR THE EXPENSES OF THIS OFFERING.

                                  RISK FACTORS

RISKS RELATED TO OUR FINANCIAL CONDITION:

WE HAVE VERY LITTLE OPERATING HISTORY SO IT WILL BE DIFFICULT FOR YOU TO EVALUATE AN INVESTMENT IN OUR COMMON STOCK. WE DO NOT KNOW WHETHER WE WILL BE ABLE TO OPERATE PROFITABLY.

         We were formed on September 1, 1998, and since that time our business activities have been limited to seeking a viable licensing agreement to provide our services on the Internet. We entered into a software licensing agreement with Interactive Solutions Corporation for internet gaming services but that license was abandoned. We are now proceeding to offer advertising and marketing services for opt-in e-mail leads over the internet. There is no assurance that we will be successful in obtaining any customers once we start marketing our services. It will be more difficult for you to evaluate the investment potential in a start-up company such as ours than in a company with an operating history. We do not know whether we will be able to operate profitably in the business we have chosen to develop. You run the risk of losing all or part of your investment.

UNLESS WE CAN RAISE CAPITAL IN THIS OFFERING, WE MAY BE UNABLE TO CONTINUE IN BUSINESS.

         We do not have an established source of revenue sufficient to cover our operating costs to allow us to continue as a going concern. If this Offering is successfully concluded, we anticipate that we will have the necessary capital to operate for an additional 12 months. In any event, to continue to expand our operations, after the Offering, we will need to obtain additional bank financing or to sell additional debt or equity (or hybrid) securities in future public or private offerings. Any such equity based financing will result in further dilution in the equity ownership to the purchasers of the Shares offered hereby. There can be no assurances that any such additional financing will be completed. Consequently, our ability to continue as a going concern is dependent upon our ability to successfully complete this offering, operate profitably and/or raise additional capital through other means.

RISKS RELATED TO OUR BUSINESS:

OUR ABILITY TO OFFER OUR PRODUCTS AND SERVICES IS WHOLLY DEPENDENT ON THIRD PARTY TECHNOLOGY AND IS OUT OF OUR CONTROL

         As the e-commerce market evolves, we will continually be dependant upon third-party software and other technology for effective operation of our web site and business. We may not be able to obtain a license or renew the license for these technologies on terms favourable to Express, or at all. The inability to obtain necessary third-party licenses could delay the continued development of the business and services that could result in a loss of members, slow growth and severely harm the business. In addition, even if we are able to license needed technology, we may not be able to successfully integrate such technology into our operations that could also result in a loss of members, slow our growth and severely harm our business.

OUR CURRENT OFFICERS AND DIRECTORS HAVE MINIMAL EXPERIENCE IN THE INTERNET MARKETING BUSINESS AND MAY NOT BE ABLE TO SUCCESSFULLY DEVELOP RELATIONSHIPS WITH ON-LINE CUSTOMERS OR SEARCH ENGINES; THEY MAY NOT HAVE SUFFICIENT EXPERIENCE OR INTEREST TO PARTICIPATE IN ON-LINE MARKETING.

         Lawrence Rosenblat, an officer and director of Express, is a management consultant. However, his experience in an Internet service business is limited and has no experience in running an Internet service business.

          Our management's lack of experience could make them unable to successfully develop relationships with other companies necessary to make this company successful. Lack of experience could also cause them to make poor decisions; and could make it difficult for them to market and sell our services effectively. In addition, management may not have correctly estimated the capital needs for a start up company such as Express nor anticipated all the regulatory implications of operating an on-line business.

THE AMOUNT OF TIME OFFICERS AND DIRECTORS HAVE TO DEVOTE TO OUR BUSINESS IS LIMITED WHICH MAY LIMIT THEIR ABILITY TO SUCCESSFULLY DEVELOP OUR BUSINESS.

         The amount of time which our officers and directors will devote to our business will be limited. They may be unable to devote the time necessary to fully develop the business due to the fact that they devote time to other business interests they have. Our president also serves as an officer and director in other entities engaged in various businesses. Thus, there exists potential conflicts of interest, including, among other things, time, effort and corporate opportunity involved with participation in other such business entities. We have no agreements with our officers and directors as to how they will allocate either their time to us nor how they will handle corporate opportunities. At this time, none or our officers and directors are involved with a business which would benefit from the same type of corporate opportunity as Express.

THE INTERNET ADVERTISING AND MARKETING INDUSTRY IS HIGHLY COMPETITIVE AND WE MAY NOT SUCCESSFULLY COMPETE AS A RESULT OF OUR LACK OF RESOURCES

         Express is in the development stage with limited business operations. There are many companies which compete both directly and indirectly with our products and services. Many of these competitors are well established and/or have large marketing budgets to attract customers to their sites. Also, these competitors may have more content available to customers and supply better products than our site. There are numerous marketers of opt-in e-mail advertising which will compete both directly and indirectly with us. We anticipate that many of the competitors will be better financed, better known and have greater resources than do we. Accordingly, Express is subject to all of the risks associated with intense competition including well-established and financed competitors, well-established and accepted products and the potential of new technologies which might prevent us from attracting customers to our site. Conversely, we might be able to attract customers to our site from the competition but the cost of doing so may out weigh the revenue produced from those customers. In doing so, we may not be able to generate enough operating profit to sustain our business activity.

EXPRESS' CONCENTRATION ON ONE TECHNOLOGY DECREASES THE RISK THAT OUR BUSINESS WILL SUCCEED

         Express is attempting to use a single technology. Accordingly, Express is subject to all of the risks and uncertainty faced with the absence of diversification, new technology and ongoing product testing and validation. Should the software we intend to employ prove to be inadequate, become defective or obsolete, this could severely effect our ability to serve our customers and compete in an already very competitive arena. We are further constrained because we have no other agreements in place with any other software providers.

         The performance of our proposed web site is critical to the ability of Express to attract and retain users and advertisers. Services based on sophisticated software and computer systems often encounter development delays and the underlying software may contain undetected errors or failures when introduced. Any system error or failure that causes interruptions in availability or an increase in response time could result in a loss of potential users, list purchasers, and, if sustained or repeated, could reduce the attractiveness of the web site to users and list purchasers. A sudden and significant increase in the number of users of the web sites also could strain the capacity of the software, hardware, or telecommunications systems used by Express, which could lead to slower response time or systems failures. In addition, if the number of web pages or users of our proposed web site increases substantially, our hardware and software infrastructure may not be able to adequately handle the increased demand. Failure of the software which we presently intend to use to adequately and consistently provide for the needs of our customers could have a catastrophic affect on ability to maintain as an on-going business.

         We must adapt to rapidly changing software and Internet technologies in order to be successful. Additionally, it is essential that we continually enhance its software and its proposed web site and introduce new and more sophisticated services in order to address users' changing demands. Express could incur substantial costs when modifying its software and web site infrastructure in order to adapt to changes affecting providers of software and Internet services. Our business, results of operations and financial condition could be materially adversely affected if Express incurred significant costs to adapt, or cannot adapt, to these changes.

SECURITY OF TRANSACTIONS AND TRANSMITTING CONFIDENTIAL INFORMATION OVER THE INTERNET IS NOT UNDER OUR CONTRACT

         A significant barrier to electronic commerce and communication is the secure transmission of confidential information over public networks. Express will rely on third parties for its encryption and authentication technology to provide the security and authentication necessary to effect secure transmissions of confidential information. We cannot assure investors that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of algorithms we use to protect customer transactions data. If any encryption and authentication capabilities of our software is compromised, we may not be able to provide customers with a safe secure operating site which in turn could lead to the loss of our customer base. If our systems are compromised we may not have the technical or financial means to correct such a breach. This compromise may result in the loss of revenue for us and could ultimately result in our inability to continue operations.

CERTAIN INTERNET USERS MAY BE OFFENDED BY OUR MARKETING EFFORTS AND AS A RESULT MAY TRY TO DISRUPT OUR BUSINESS

         Our independent research tells us that there are a significant number of people who actively seek out companies such as Express that are delivering unsolicited commercial e-mails and actively try to shut down their marketing efforts by complaining to the Internet Service Provider, commonly called the ISP, of Express or hacking into our sites. We may not have the technical capabilities to stop intruders to our sites and the damage they may create by changing codes and passwords. Furthermore, their complaints may force our ISP to disconnect our service. We may not have the resources, time or ability to source out ISP's that are willing to host our sites. Failure to have sites or an ISP would put us out of business.

Risks related to this offering, our stock price, and corporate control:

INVESTORS ARE RELYING ON MANAGEMENT'S DISCRETION IN THE USE OF PROCEEDS FROM THIS OFFERING; MANAGEMENT'S USES OF PROCEEDS MAY NOT RESULT IN REVENUES TO US.

         Investors will be relying on the judgment of our management regarding the application of the proceeds from this offering. Investors will rely on management's discretion which may have potential value. If management uses the proceeds of this offering for purposes which do not result in increasing our revenues, the value of your investment could be reduced.

THE PRICE OF THE SHARES IN THIS OFFERING WAS ARBITRARILY DETERMINED AND OUR OFFERING PRICE OF $.50 PER SHARE MAY BE TOO HIGH; THE PRICE OF OUR STOCK IN ANY MARKET WHICH MAY DEVELOP AFTER OUR OFFERING COULD BE MUCH LOWER THAN THE PRICE YOU PAID FOR YOUR STOCK.

         If you purchase shares of our common stock in this offering, you will pay a price that was not established in a competitive market but was determined arbitrarily by us. The price bears no relationship to our assets, shareholders' value or any other recognized criteria of value, and it should not be considered to be an indication of our actual value. The price we have established may be too high and you may lose all or part of your investment.
In addition, the price of the common stock that will prevail in any market that develops after the offering may be lower than the price you paid. The stock market, in general, has been volatile and has experienced fluctuations that have often been unrelated or disproportionate to the operating performance of companies like ours. The market price of our common stock could be volatile and subject to wide fluctuations.

WE HAVE NO PUBLIC MARKET FOR OUR STOCK AND THERE IS NO ASSURANCE ONE WILL DEVELOP; YOU MAY HAVE DIFFICULTY LIQUIDATING YOUR INVESTMENT.

         There is no public market for our shares of common stock. Although we intend to apply for listing on the OTC-BB as soon as we meet listing requirements, there is no assurance that we will be granted a listing. If we are granted a listing, there is no assurance that a market for our common shares will develop. If a market develops, there can be no assurance that the price of our shares in the market will be equal to or greater than the price per share investors pay in this offering; in fact, the price of our shares in any market that may develop could be significantly lower. Investors in this offering may have difficulty liquidating their investment.


                           FORWARD-LOOKING STATEMENTS

         This prospectus contains statements about our future operations which involve risks and uncertainties. Our actual results could differ in significant ways from our anticipated future operations due to many factors, including "RISK FACTORS" beginning on Page 6. Because this is a summary and the information is selective, it does not contain all information that may be important to you. The forward-looking statements presented in this prospectus are based on events through the date on which the statements are made. You should carefully read all information in this prospectus including its detailed information and the financial statements and the accompanying explanatory notes before making an investment decision.


                                 USE OF PROCEEDS

The net proceeds to Express from the sale of 100% of the common stock offered in this offering are listed below after deducting estimated offering expenses of $40,000. These proceeds are intended to be utilized substantially as follows:

Application of Proceeds:           Approximate amount:
-----------------------------      ------------------------------
Software License                   $5,000
Web site development               $20,000
Marketing                          $100,000
Computer Equipment                 $10,000
WORKING CAPITAL                    $25,000
TOTAL                              $160,000

         The amounts apportioned above are only estimates. The actual amount expended to finance any category of expenses may be increased or decreased by our Board of Directors, in its discretion, if required by the operating expense of Express. Working Capital, consists of and listed in order of priority, payment for legal and accounting, management fee and office expenses. See "DESCRIPTION OF BUSINESS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION".

                         DETERMINATION OF OFFERING PRICE

         The Offering Price of the Shares offered hereby was determined arbitrarily by Express's management. The price of the Shares being offered by Express bears no relationship to the assets, book value or net worth of Express and should not be considered as an indication of the actual value of Express.

                                    DILUTION

         The net tangible book value (total assets less total liabilities and intangible assets) of Express' common stock as of March 31, 2003, was approximately $9,464 or less than $0.01 per share. Net tangible book value per share represents the amount by which tangible total assets exceed the liabilities, divided by 2,450,200 shares of common stock currently outstanding.

         Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of the 400,000 shares of common stock in this offering and the pro forma net tangible book value per share of common stock immediately after this offering. After giving effect to the sale by Express of 400,000 shares of common stock offered hereby at an assumed offering price of $0.50 per share, the pro forma net tangible book value of Express as of March 31, 2003, would have been approximately $169,464 (after deducting for offering expenses) or, $.06 per share. This represents an immediate increase in pro forma net tangible book value of $.05 per share to existing stockholders and an immediate dilution in pro forma net tangible book value of $.44 per share to purchasers of common stock in this offering.

Offering price per share of common stock offered hereby.............$0.50
Net tangible book value per share before offering...................$0.01
Increase per share attributable to new investors....................$0.05
Pro forma net tangible book value per share after offering .........$0.06
Net tangible book value dilution per share to new investors ........$0.44

         The following table summarizes the relative investments of investors pursuant to this offering and the current stockholders of Express:

                                                                      Investors
                                                                      Pursuant
                                                     Current          to this
                                                     Stockholders     Offering          Total
                                                     ------------     --------          --------
Number of Shares of Common Stock Purchased           2,450,200         400,000          2,850,200

Percentage of Outstanding Common Stock               86%               14%              100%
After Offering

Gross Consideration Paid, Less Offering Costs        $220,350          $160,000         $380,350

Percentage of Consideration Paid                     57.9%             42.1%            100%

Average Consideration Per Share of Common            $ .09             $0.50            $ .13
Stock


Dividend Policy

         We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. Management intends to reinvest any earnings in the development and expansion of Express' business. There can be no assurance that any dividends on the common stock will ever be paid.

Capitalization

         The following table sets forth the capitalization of Express as of March 31, 2003, and the adjusted capitalization, which gives effect to the sale of 100% of the Common Stock offered in this offering as if it occurred on March 31, 2003. This table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus:

                                                    March 31, 2003

                                               Actual        As Adjusted
                                             (Audited)         400,000
                                                           SHARES AT $.50*
------------------------------------------------------------------------------

Long-term debt                                      0                 0
Common stock  $.001 par value
     25,000,000 authorized
     shares (actual)                        $   2,450         $   2,850
Additional Paid in capital                    217,900           417,500
Accumulated Deficit                          (181,511)         (181,511)
                                            ---------------------------
Total Stockholders Equity                   $  38,839         $ 238,839


*Offering expenses are not taken into account

Selected Financial Data

         The following selected financial information concerning Express has been derived from the financial statements included elsewhere in this prospectus and should be read in conjunction with such financial statements and the related notes. The financial information as of March 31, 2003, has been derived from the audited financial statements of Express prepared by Spicer, Jeffries & Co.

Balance Sheet Data:

Period from inception (Sept 1,1998) Year Ended through March 31, 2003.

                                             (audited)

Total assets ...........................    $ 39,511
Current liabilities ..................      $  5,047
                                            --------
Total stockholders' equity (deficit)        $ 34,464

Statement of Operations Data:

Revenue .................................   $ 72,530
Expenses:
Total Expenses .........................    $(240,641)
                                            ----------
Loss from Operations ..................     $(168,111)
Other Income (expense) ................     $ (17,775)
Net loss ...............................    $(185,886)


Relationship with Issuer and Shareholders

         Lawrence Rosenblat, President of the Issuer is a shareholder. Richard Coglon, director of the Issuer is a shareholder.

         We intend to seek qualification for sale of the securities in those states that the securities will be offered. That qualification is necessary to resell the securities in the public market and only if the securities are qualified for sale or are exempt from qualification in the states in which the proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve of the security resales.

PLAN OF DISTRIBUTION

         We are registering 400,000 shares of our common stock which shall be offered and sold on a self-underwritten basis by Mr. Lawrence Rosenblat our President, or, at our discretion, by participating broker-dealers licensed by the National Association of Securities Dealers, Inc. Although we anticipate being listed on the OTC-Bulletin Board subsequent to the effectiveness of this Prospectus, we may not be. Regardless, we will offer the shares to the public at a price of $.50 per share. There is no minimum investment requirement and funds received by us from this offering will not be placed into an escrow account. We reserve the right to reject any subscription in whole or in part, for any reason or for no reason. There can be no assurance that we will sell any or all of the offered shares.

         As our offering is "self-underwritten" in nature and at a fixed price of $.50 per share, we are unsure whether we will sell any shares of common stock. As a result, we are unable at this time to determine what State, if any, offers or sales will be made. We may also seek out broker-dealers to assist us in placing our stock. Regardless of whether we place our stock ourselves or through agents, we will comply with all applicable blue sky requirements of each jurisdiction in which we ultimately offer and sell our shares.

         Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution.

         Pursuant to Rule 3a-4-1 of the Exchange Act of 1934, Mr. Rosenblat will not be deemed a broker as defined in the Exchange Act of 1934 by his participation in the offering. At the time of his participation, he is "not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act of 1933, as amended (sic)..."; he will not be receiving any consideration for his services; he is not associated with any broker or dealer; and he meets the qualifications of paragraph (a)(4)(ii) in
Section 3a-4-1 because he will perform substantial duties for us at the end of the offering (other than the sale of securities); he was not a broker/dealer or associated person in the preceding 12 months; and, he does not intend to participate in selling an offering of securities of any issuer more than once every 12 months.

LEGAL MATTERS

         We are not currently involved in any material litigation or proceeding and we are not aware of any material litigation or proceeding threatened against us. There have been no suits involving Express, its officer or director.

         The legality of the issuance of the shares offered hereby will be passed upon for us by Spitzer and Feldman P.C. (Exhibit 5.1).

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

IDENTIFICATION OF OFFICERS AND DIRECTORS

Name                       Age              Position
-------------------        -----            ------------
Lawrence Rosenblat         59               Director, President
Richard Coglon             42               Director
Frank Bauer                58               Director, Secretary


         Each of the above persons will serve as director until our next annual meeting of shareholders or until his/her successor is elected and qualified.

         All officers of Express serve at the pleasure of the board of directors and will hold office until the next annual meeting of the Board of Directors. We do not have employment agreements with any of our officers or directors.

         The officers and directors each have experience in businesses most of which are unrelated to the type of business proposed by us. We believe that the diverse areas in which the officers and directors acquired their experience is important in building a well rounded management base. Our management has experience in the areas of sales and marketing.

         LAWRENCE ROSENBLAT, age 59, is the President and a director of Express, a position he has held since September 2002. From January 2002 to September 2002 he acted as a consultant to a commercial real estate group with a direct focus on securing medium and large sized revenue properties. From February 2001 until December 2001 he acted as a consultant in a management capacity with a major manufacturer in the architectural millwork and laminate industry. From February 1997 until September 2000 he acted in a management capacity for a door manufacturing, millwork/building supply centre.

         FRANK BAUER, age 58, is the Secretary and a director of Express. From September 1996 to April 1, 2002, he was employed as the installations manager for Guardian International, Inc. From August 1991 to September 1996, he was President of Specialty Device Installers a sole proprietorship. He currently is president of a privately held security system company.

         RICHARD COGLON, age 42 is president and director of Heartland Oil & Gas, Corp. registered under section 12(g) of the Securities Exchange act of 1934 exploring for natural gas in Kansas. He has a background in corporate finance and was a Securities Lawyer from 1986 through 1999. He is currently a non-practising member of Bar and Law Society of British Columbia (1999-present). He is the founder and director of Rainmaker Enterprises Corp. a private venture capital investment firm (1995-present), co-founder and initial director of Velvet Exploration Ltd (TSE listed up to 2001-takeover by Pasco Energy a NYSE listed Co. in 2001 for approximately $400 million USD); co-founder of Muskox Minerals Ltd. (CDNX Tier 1: MSK) a PGM exploration company (1998- present):
President and director Transglobe Energy Corp. public trading Oil and gas exploration company (1994-1996): CEO and director Bestshot.com Inc., a private Digital Video Content provider (1998-present).

         Express presently has not been in any merger/acquisitions discussions with anyone and presently, has no intentions to engage in any acquisition or merger agreements with any entity. Nor that have they approached, or been approached, by any companies with respect to an acquisition or merger. However, should a viable opportunity present itself, management certainly reserves the right to explore any and all options available if and when it may prove beneficial for the company, and its shareholders.

Board Committees

         In November 2002, the Board of Directors established an Audit Committee. No member of the Audit Committee is a financial expert. To date, Mr Coglon and Mr. Bauer serves as the only members of the Audit Committee. The function of the Audit Committee is to select and engage, on behalf of Express, independent public accountants to audit Express's annual financial statements and to review and approve the planned scope of the annual audit.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of the shares of voting stock of Express, as of June 30, 2003 by: (i) each person who is known by Express to beneficially own more than 5% of common stock; (ii) Express's Chief Executive Officer; (iii) each director; and, (iv) all directors and executive officers of Express as a group.

                                            Shares Beneficially                 Shares to be Beneficially
Name and                                    Owned Prior to Offering             Owned After Offering
Address of                                  ----------------------------------  -----------------------------
Beneficial Owner(s)                         Number            Percent(1)        Number           Percent(2)
-------------------                         ----------        ------------      ---------        -----------
5% Stockholders:

G.M.  Capital Partners, Ltd.(3)             1,000,000         40.8%             1,000,000        35.1%
Usteristrasse19
POB 6681
CH-8023  Zurich
Switzerland

Capilano Holdings Limited (4)               150,000            6.1%               150,000         5.3%
114 W. Magnolia Street, #446
Bellingham, WA 98225

Husky Holdings Limited (5)                  178,000            7.3%               178,000         6.2%
Place de Saint-Gervais 1
Case Postale 2049
CH-1211  Geneve 1
Switzerland


Tamarin Investment Group Inc. (6)           180,000            7.3%               180,000         7.3%
22 Hill Street
St. Helier, Jersey
JE4 9XB Channel Islands

Executive Officers and Directors:

Lawrence Rosenblat                           25,000            1%                  25,000        <1%

Director/President
114 W. Magnolia Street #446
Bellingham WA 98225

Richard Coglon                               13,000           <1%                  13,000        <1%
Director
114 W. Magnolia Street #446
Bellingham WA 98225

Frank Bauer                                  25,000            1%                       0        <1%
Secretary and Director
114 W. Magnolia Street #446
Bellingham WA 98225

All executive officers and
directors as a group                         53,000
--------------------------------

(1) These percentage calculations are based on 2,450,200 shares, which are outstanding prior to this offering (including shares that have been paid for in full, but not issued) as of June 30, 2003
(2) These percentage calculations are based on 2,850,200 shares outstanding after this offering as of June 30, 2003
(3) J.A. Michie, managing director, Mark Hartman and Martin Stuiki, shareholders.
(4) Private Georgia Corporation owned by Robert Knight
(5) Walter Stapfer managing director, shareholder.
(6) Debra Dixon managing director, shareholder

                            DESCRIPTION OF SECURITIES

Common Stock

         General. Express' authorized capital stock consists of 25,000,000 shares of common stock, $0.001 par value per share. As of June 30, 2003, there were 2,450,200 shares issued and outstanding held by 104 holders of record. All shares of common stock currently outstanding are validly issued, fully paid and non-assessable. Furthermore, all shares which are the subject of this prospectus, when issued and paid for pursuant to this offering, will be validly issued, fully paid and non-assessable. At the completion of this offering, the present stockholders of Express as of June 30, 2003, will own 86% of shares outstanding if all of the shares offered in this respect are sold.

         Voting Rights. Each share of common stock entitles the holder thereof to one non-cumulative vote, either in person or by proxy, at meetings of stockholders. Since holders of common stock do not have cumulative voting rights, holders of more than fifty percent (50%) of the issued and outstanding shares of common stock can elect all of the directors of Express.

         Dividend Policy. All shares of common stock are entitled to participate in dividends when and as declared by Express's Board of Directors out of the funds legally available therefor. Any such dividends may be paid in cash, property or additional shares of common stock. Express has not paid any dividends since its inception and presently anticipates that all earnings, if any, will be retained for development of Express's business and that no dividends on the shares of common stock will be declared in the foreseeable future. Payment of future dividends will be subject to the discretion of Express's Board of Directors and will depend upon, among other things, future earnings, the operating and financial condition of Express, its capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future. See, "Dividend Policy."

         Miscellaneous Rights and Provisions. Stockholders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of liquidation or dissolution of Express, whether voluntary or involuntary, each share of common stock is entitled to share ratably in any assets available for distribution to holders of the equity of Express after satisfaction of all liabilities, subject to the rights of holders of preferred stock, if any such preferred stockholders should exist at the time of such liquidation or dissolution.

Shares Eligible For Future Sale

         To date, Express has 2,450,200 shares of common stock outstanding. Upon completion of this offering, Express will have an additional 400,000 shares of common stock outstanding for a total of 2,850,200 shares of common stock outstanding. Of the 2,850,200 shares of common stock outstanding, 1,635,000 shares including the 400,000 being registered pursuant to this Prospectus may be deemed freely tradable without restriction or the need for further registration under the Securities Act of 1933, as amended ("Act") and 1,215,200 shares are held by affiliates of Express and are "restricted securities," as that term is defined under Rule 144, promulgated under the Act and will continue to be restricted after this offering. Such restricted securities are without regard to volume limitations and may become freely tradable if they are subsequently registered under the Act or to the extent permitted by another exemption from registration under the Act. However, other than the shares being registered hereunder, we have not granted any registration rights with regard to any additional shares of common stock.

         No prediction can be made as to the effect, if any, that sales of shares in the public market of Express's common stock, or even the availability of such shares for sale, may have on the market prices of the common stock prevailing at any point in time in the future. Sales of shares of common stock by existing stockholders in the public market, or the availability of such shares for sale, could adversely affect the market price of the common stock. Such an adverse effect on the common stock could impair our ability to raise capital through the sale of its equity securities. See, "RISK FACTORS."

Transfer Agent and Registrar

         The transfer agent and registrar for Express's common stock is Liberty Transfer Co., 191 New York Avenue, Huntington, New York 11743


Reports To Security Holders

         We intend to furnish our stockholders with annual reports containing audited financial statements. We may disseminate such other unaudited interim reports to security holders as we deem appropriate.

                                     EXPERTS

         Spicer, Jeffries & Co., independent certified public accountants, have audited our financial statements from September 1, 1998 (inception) to March 31, 2003, as set forth in their report, included in this prospectus and registration statement. Our financial statements are included in this prospectus and registration statement in reliance on their report, given on their authority as experts in accounting and auditing.

    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defence of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.


                             DESCRIPTION OF BUSINESS

         We were incorporated in the State of Nevada on September 1, 1998. We have not been in any bankruptcy, receivership or similar proceedings since incorporation. We had planned to enter into the business of on-line gaming and had purchased a license to operate on-line gaming. The licensor subsequently ceased operations and we have abandoned our business plan to enter the on-line gaming industry. Since then, we have not had any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

         On October 27, 2002 we purchased all of the outstanding shares of Masterlist International Inc. ("Masterlist") Masterlist is in the business of advertising on the internet and selling opt-in lead generation lists. We have not made any public announcements of any of our products or services.

         Our main goal is to generate revenue by generating lists of leads to be sold both on a wholesale and retail basis to buyers of the leads. For example, the two main areas we are concentrating on now are leads for people wanting mortgages and leads for people looking to consolidate their debt. We believe that there is currently an active market for leads to be sold into these two areas. We currently have identified buyers for debt consolidation leads who will buy leads from us, though no leads have been sold to date. A qualified debt lead consists of a return response from our e-mail solicitation. The response from the individual inquiring about debt consolidation must contain their name, mailing address, telephone number, e-mail address, type of debt, amount of debt and how delinquent the debt is. We currently have identified buyers for mortgage leads who will buy leads from us, though no leads have been sold to date. A qualified mortgage lead contains much of the same personal information as the debt consolidation lead but instead of information on delinquent debt, the response form requests information on how much money the individual needs for a mortgage. Our research shows that we should be able to sell qualified leads to wholesale buyers in the range of $7 to $15 per lead. Our marketing research shows that we could sell retail leads around $20 per lead. Our cost of to generate qualified leads will range in the $2 to $7 range.

         In order for us to generate what we believe will be the highest response in our mail out program, we design a one page direct response website. The link to this website is sent out by e-mail and the content on the website pertains only to the request either for a quote on debt consolidation or mortgage needs. The one page web site has fields for the consumer to fill out and then submit. There is nothing on this site other than the form for the consumer to request a free loan quote, whether debt or mortgage. On a site like ours, the consumer has only two choices, fill out the form or leave the site. No matter what links the consumer clicks on at the site, it takes them directly to the request form. We have found that many websites try to turn their websites into a large catalog full of their products and services. It is our belief and marketing strategy that in the debt lead and mortgage lead generation area, that a one page site giving the consumer the opportunity to request a free quote is more successful than large sites with a plethora of information about the company and every product they offer. Our websites are direct response websites. They focus on getting an immediate response in the form of a lead. Also, being a one page website, the site loads very quickly on the individuals computer and therefore, potentially, not frustrating the consumer.

         We currently have three domain names registered, www.debthelpquote.com, www.thefreemortgagequote.com, and www.purchaseleads.com. We believe these domain names provide credibility to our offer, such that the domain names relates to the type of lead we are trying to generate. The email message would contain the link to one of these websites. The content of the e-mail message would be specific to the type of lead we were trying to generate and correspond to the website link contained in the message.

DESIGN OF THE SITE

         We think that to have a successful lead generation website on the Internet you should not use frames, technical java scripts or anything complicated at the site. We believe that the down side to complicated websites are they may be slow to load on the consumers computer, they may not work on computers with older technology, and they may prevent search engines from indexing and listing them properly.

         Our websites are kept very simple. They have a logo on the top of the page, they contain our short sales letter and an information request form at the bottom of the page. We do not put any banner ads, links or other services on our website. Our revenue is only generated from the sale of the lead to a third party. We do not want any distractions or other choices for the prospect. We only want the prospect to fill out the request form and submit it to us so we can sell that lead to a third party.

         One of the problems with too many graphics is that they sometimes show up as "attachments" in the e-mail message. Many consumers will not accept attachments from unknown sources. The main reason for this lack of acceptance of mail is sometimes e-mail viruses and computer viruses may be attached to these files. It is common now for many computer anti-virus systems to "strip" attachments from e-mail. Even though we do not have too many graphics on our site we still try to make the website look professional. We do create our own sites but use professional graphic artists when necessary.

         We feel that it is important that the ad pages load quickly on the consumers computer, even for consumers that have telephone connections at slow rates of less than 52k baud. We check out how quickly our pages load at www.netmechanic.com. There is no charge for the test.

         We also use common font on our web pages such as Arial, Courier, Times Roman or Verdana. It is our belief that all web browsers have these fonts available. We do not use other fonts that some web browsers may not be able to display properly.

         If we use a long sales letter, we split the letter into two tables on the page. That way, the first table will load, then the second one. People will have something to read while the second table is loading. We make the first table short so it loads immediately.

DATABASE CREATION

         We currently run computer programs on designated computers with internet cable connection that gather e-mail addresses on a 24 hour/7 days a week basis. These computer programs are commonly called web crawlers. The computer programs search out and extract e-mail addresses from public web sites or public data bases. We also subscribe to various services that provide bulk e-mail addresses. Our current database is approximately 210 million e-mail addresses. Once we collect e-mail addresses from the world wide web or purchase them from providers of databases, we cross reference the list against our list of consumer who have previously indicated they do not wish to receive unsolicited commercial e-mail. We obtained the list of consumers not wishing to receive unsolicited commercial e-mails through various personal contacts that are in the same industry as us. We circulate our list of consumers not wanting the e-mails that we generate as well to people in the industry to add to their list. Our current database for such consumers is approximately 3 million e-mail addresses. Any names that are on the list of consumers not wanting unsolicited commercial e-mails are removed from our master database list. Any consumer who responds to our ads with an unsubscribe notation are placed in this database of consumers not wanting to receive e-mail and removed from any subsequent mailings. The software we use automatically removes any names from our newly generated lists that are on the list of consumers that do not want to receive unsolicited mail.

SENDING UNSOLICITED COMMERCIAL E-MAIL

         Once we have generated the ad copy to be sent out and organized the list to send to, we use a software program to send the e-mails out over the internet. Our program sends approximately 500,000 emails per hour over a telephone connection. We will contract a third party to host our websites. These hosts are designed specially to host accounts that send unsolicited commercial e-mail.

         Our research shows that a typical consumer web site host with very basic services costs approximately $20 per month. Our hosting costs are approximately $650 per month. The reason for the higher cost of our hosting sites is that the hosts we use are designed to deal with several factors associated with the sending of unsolicited commercial e-mail. The single biggest factor are complaints generated from consumers not wanting to receive unsolicited e-mail. Generally, on a typical site, hosts receiving complaints that a company is sending unsolicited mail will immediately discontinue service and turn off your site making it inoperatable until a new site can be set up. The company that hosts our site is designed to deal with complaints. If they receive complaints from consumers, they respond by sending the consumer an e-mail saying that the consumer will be removed from the e-mail list. The name is then forwarded to us for removal from our database and put on our list of consumers that have indicated that they do not wish to receive future mail. If the host should get a second complaint from the same consumer, they would turn off our site and no longer host it. Therefore, we are very careful with our list to ensure that those consumers that have indicated to us that they do not wish to receive mail are not sent any unsolicited commercial e-mail.

         The other major factor involved in using the host we do is to deal with computer hackers. We believe that there are individuals who make it their goal to personally try and stop unsolicited commercial e-mail. When such individuals receive such mail, they have been known to use their computers to attack the site that is hosting the web page. Our hosts have systems in place to try and protect themselves from such attacks. There cannot be any assurance, though, that our site or the hosts computer system will be able to protect themselves from attack which would make their site inoperatable and therefore make our site inoperable.

GENERATION OF LEADS TO SELL

         It is our intention to send from our current database approximately 4 million e-mails per day with our ad copy soliciting either a request for a free mortgage quote or a free debt quote. We cannot predict with any accuracy the number of responses we will receive from our unsolicited e-mail campaign. There are many variables involved which will determine the success of the campaign. Such variables would include, but are not limited to, the quality of the list we send e-mails to, the effectiveness of the design of our ad and the need consumers have for our products that we are advertising. Our research and test marketing shows that we receive between 5 and 50 e-mail responses back from consumers for every 1,000,000 e-mails we send out. There can be no assurance that we will receive this kind of response to our e-mails or that we will receive any response to our e-mails.

         When a person responds to our e-mails, the response is sent to our host site. From there, the request are routed to our own main sites and are recorded as a text file at our site. Our computer software gathers this information and saves it in a predetermined format in an Microsoft excel spread sheet. The information on this spreadsheet comprise of the leads, either debt or mortgage, that we then sell to a third party.

SALE OF LEADS

         Once we have collected leads from our ad campaign of unsolicited commercial e-mail, and the information is formatted into our standard form, we then try to sell the lists. We have contacted both wholesale and retail buyers of leads generated for debt consolidation and mortgage loans. We have not sold any leads to date, nor do we have any contracts in place to sell leads. The steps in selling the leads, assuming we have leads to sell, and a buyer for the leads, would be to receive from the buyer a prepayment for the amount of leads they would require on a weekly basis. Once we have received cleared funds, we would then send qualified leads on a daily basis in text format by email to the buyer. When the order is nearly filled, we would request additional prepaid funds if the buyer would like to continue buying leads from us. We would anticipate that most of our sales will be to wholesale distributors of leads. Generally, the price we might get for such sale of leads would be 50% to 75% less than if we sold the leads directly to the end user. We will only sell the leads that we generate one time. We will not sell the same lead to more than buyer.

         The end buyers of such leads, generally, are telemarketing companies that phone the individual that responded to the e-mail and the telemarketing company tries to sell them their services of providing loans as the consumer has requested. The other end user of the leads we would try to generate sales to would be individual mortgage brokers and consumer loan providers.


PRINCIPAL SUPPLIERS

         We currently have one host hosting our three web sites. We have contacted two other services and have made arrangements with them to host our sites as well. We will not use these two other hosts unless our current host is disabled in some way or they terminate our service. From researching such sites on the Internet, it is our belief that there is a large market of capable hosts which we can use if necessary.

         We send our e-mails over a telephone connection and currently have three dial up servers that can handle our e-mail. We believe that there are many such dial up services available to us should any of our services be disconnected.


RAPID TECHNOLOGICAL CHANGE AND DEPENDENCE ON NEW PRODUCTS

         The market for software is characterized by rapid technological change, frequent new product introductions and evolving industry standards. The introduction of products incorporating new technologies and the emergence of new industry standards could render existing products and technology obsolete and unmarketable. The life cycle of the Company's e-mail program is difficult to estimate. Our future success will depend largely upon our ability to develop and introduce, on a timely basis, new methods of e-mailing and designing product that keep pace with technological developments and emerging industry standards and address the increasingly sophisticated needs of its customers. There can be no assurance that we will be successful in developing and marketing product enhancement or new products that respond to technological change or evolving industry standards, that we will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these products, or that the products developed by Express will adequately meet the requirements of the marketplace and achieve market acceptance. We can expect delays in the development and introduction of new products and product enhancement. The length of these delays is unpredictable and the inability to introduce new products in a timely matter would adversely affect us in such a way that it may not be able to continue operations. Also, if there is a change in technology or industry standards, we may not have the necessary financial or technical resources to meet these changes putting in jeopardy our ability to continue operations .

MANAGEMENT OF GROWTH IN CORPORATE ACTIVITIES

         Upon the completion of this offering, we anticipate a rapid increase in the level of activities being undertaken, including activities related to sales. Accordingly, an investment in our Company is subject to risks and uncertainty generally related to rapid growth and sudden increases in the level of corporate activities such as, but are not limited to, acceptance of technology, access to required financing, ability to recruit and retain needed employees, customer service, financing, accounts receivable, quality control, and availability of experienced management. The inability of us to manage these activities correctly or to meet the financial requirements of rapid expansion could mean the would have to discontinue operations and cease to exist. FUTURE DEVELOPMENTS

         We intend to conduct continuing development and innovation of our products in accordance with changing consumer preferences, demographics, and the evolution of new technologies.

LAWS, REGULATIONS, AND LICENSING

         The operation of e-mail advertising in the United States is subject to state and local regulations and laws. There are several propositions in front of Congress at the moment but no laws effecting our business has been passed. Express does not intend to operate out of any state where unsolicited commercial e-mail is prohibited by law. Nevertheless, existing and possible future consumer legislation, regulation and actions in jurisdictions where Express will operate could cause additional expenses, capital expenditures, restrictions and delays in the activities undertaken in connection with Express's business. The passage of such regulations would adversely affect our operations, including increased costs if certain of our operations are then moved to other jurisdictions where we can operate legally. Should this come to pass, management would have to decide if enduring such inconveniences would be financially feasible and, if not, management may conclude that Express, as an opt-in email advertising entity, may have cease to continue as an on-going business. Further, there is always the possibility that Express would not be able to find a jurisdiction where the company would be able to legally engage in its principal and exclusive business activity. Should this be the case, there is a distinct possibility that Express would not be able to continue as a going concern.

         It is anticipated that our operations will be hosted outside the U.S. Nevertheless, existing and possible future consumer legislation, regulations and actions in foreign jurisdictions where Express will operate could cause additional expense, capital expenditures, restrictions and delays in the activities undertaken in connection with our business. The passage of such regulations would adversely affect the operations of Express, including increased costs if certain of our operations are then moved to other jurisdictions where we can operate legally. In any event, a change in regulations in other jurisdictions would most likely mean that we would have to shut our operations down until a new hosting country could be found. Stopping operations of the website would be detrimental to the Company as we would anticipate losing our customer base and cash flow to continue operations.

MARKET

         Estimations made by Jupiter Communications in 1999 show that Internet usage on a global basis is as follows: North America 67%, Western Europe 18% and Japan/Asia 11%. We believe that most of our revenues from selling of leads and lists will be generated from the United States of America, Asian, and European markets where individuals can access the Internet. We also believe that the current low interest rate in the United States will continue to create demand for both mortgages and debt consolidation. In the event that interest rates increase we feel that the market for these two leads may not be grow and in fact will shrink. We plan to try test marketing of other lead generation programs and list generation. For example we may try to generate leads for newsletters, multi-level marketing, credit cards and insurance. We have not test marketed any of these areas and there is no assurance that we ever will market in these areas.

PRIMARY CUSTOMERS

         Our target markets are primarily found in North America, but we will also test markets in Australia, New Zealand, Asia, South Africa, Europe, and India.

          Our corporate marketing plan will focus on branding Express as a reputable and dependable supplier of quality leads and marketing lists.

         We intend to implement an aggressive marketing strategy using both traditional and Internet marketing programs to capture and retain customers. To initially penetrate the lead generation market, we intend to aggressively promote our web site with traditional marketing means of press releases to major international newspapers and publications, television news shows, Internet wire services and traditional wire services. Special promotional events such as online video interviews and cyber parties will be used to promote the Company's services. We will also focus on Internet marketing and joint advertising ventures with complementary companies to promote our sites. Internet marketing efforts will include advertising with online search engines and electronic yellow pages, banner advertisements, direct e-mail programs, affiliate marketing programs, and barter advertising.

         We will rely primarily on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect any proprietary technology that the Company may purchase or develop. To date, no such technology has been purchased or developed. In addition, Express will seek to avoid disclosure of any trade secrets it may have access to including requiring those persons with access to any Company proprietary information that is developed or purchased to execute confidentiality agreements with the Company.

COMPETITION

         There are a number of companies that compete directly and indirectly with our product, including both domestic and international companies. Many of these companies have financial, technical, marketing, sales and other resources, which are significantly greater than those of Express. In addition, some of these companies have name recognition and established positions in the market. Some of our competitors include leaderbroker.net, theloanpage,com, eleadz.com, lendingleaders,com, dmaleads.com, loanbright.com, leadclick.com, leads2results.com, emrdata.com, nestleads.com, directmediagroup.com, leadclick.com, intermarketmedia.com, and aadcom.com.. We will also focus on Internet marketing and joint advertising ventures with complementary companies to promote our website. Internet marketing efforts will include advertising with online search engines and electronic yellow pages, banner advertisements, direct e-mail programs, affiliate marketing programs, and barter advertising. Accordingly, there is no assurance that we will be able to compete successfully or that our competitors or future competitors will not develop web sites that render our web site less marketable.

ENVIRONMENTAL LAWS

         Express is currently not subject to any federal, state or local environmental laws and though one cannot never discount anything, we do not expect to be subject to any federal, state or local environmental laws in the near future.

EMPLOYEES

         Express currently has one full time employee who creates and maintains our websites and manages our mailing databases. Should this Offering be successful or should we obtain additional financing, we anticipate adding up to 3 additional employees in the next 12 months: 1 software programmer, 1 for operations and 1 for administrative duties.

AVAILABLE INFORMATION

         Prior to filing this prospectus, we have not been required to deliver annual reports. However, once we become a reporting company, we shall deliver annual reports to securities holders as required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Also, we shall deliver annual reports to securities holders as required by the rules or regulations of any exchange upon which our shares may be traded. If we are not required to deliver annual reports, it is not likely that we will go to the expense of producing and delivering such reports. If we are required to deliver annual reports, such reports will contain audited financial statements as required.

         Prior to the filing of this prospectus, we have not filed reports with the Commission. Once we become a reporting company, management anticipates that Forms 3, 4, 5, 10-KSB, 10-QSB, 8-K and Schedules 13D along with appropriate proxy materials will have to be filed as they come due. If we issue additional shares, then we may file additional registration statements for those shares.

         Once a publically reporting entity, the public may read and copy any materials Express files with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The Internet address of the Commission's Web site is http://www.sec.gov.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION

         The information contained below includes statements of Express management's beliefs, expectations, hopes, goals and plans that are forward-looking statements subject to certain risks and uncertainties that could cause actual results to differ materially form those anticipated in the forward-looking statements. For a description of such risks and uncertainties, see the information set forth under the caption "FORWARD-LOOKING STATEMENTS," which information is incorporated herein by reference.

         The following discussion and analysis should be read in conjunction with the information set forth under the caption "Selected Financial Data" and the financial statements and notes thereto included elsewhere in this prospectus.

PLAN OF OPERATION

         Since our inception on September 1, 1998, we have not been engaged in any significant operations nor have we had any revenues, as we are in the development stage. Our recent activities include the creation of large databases for sending unsolicited commercial e-mail and lead generation to be sold un a wholesale bases.

         Until an infusion of capital from this offering, our operations will be limited. We currently have insufficient capital to continue operations and are dependent on the proceeds of this offering to begin continue operations. We have suffered recurring losses from operations and have net working capital of $4,015 which raises substantial concern regarding our ability to continue as a going concern. This offering is an all or none offering and so, if this Offering is successfully concluded and after deducting offering expenses of approximately $40,000, the Company anticipates that it will spend approximately $5,000 upgrading its software, $20,000 developing web site to host our lead generation programs, and $10,000 acquiring additional computer equipment. We also plan to begin an aggressive marketing plan to promote our proposed web site. We intend spend $100,00 on the marketing strategy using both traditional and Internet marketing programs to capture and retain customers. To initially penetrate the lead generation market, we intend to aggressively promote our web site with traditional marketing means of press releases to major international newspapers and publications, television news shows, Internet wire services and traditional wire services. We will also focus on Internet marketing and joint advertising ventures with complementary companies to promote our website. Internet marketing efforts will include advertising with online search engines and electronic yellow pages, banner advertisements, direct e-mail programs, affiliate marketing programs, and barter advertising. After making these expenditures, we will have remaining in working capital approximately $25,000. The remaining funds will be used mainly to pay wages, a monthly management fee of $1,000 to the President, to pay ongoing legal and accounting expenses and monthly general office expenses for such things as postage, courier, and telephones.

         We plan to expand our operations once we are operational. It is anticipated that we should be fully operational within 120 days of completing this offering. We anticipate that we will not have sufficient cash flow from lead generation revenue and advertising revenue to sustain the operations of the Company for more than 1 year from the closing of this offering. Therefore, after the Offering, we will need to obtain additional bank financing or to sell additional debt or equity (or hybrid) securities in future public or private offerings to expand operations. Any such equity based financing may result in further dilution in the equity ownership to the purchasers of the Shares offered hereby. There can be no assurances that any such additional financing will be completed.

         We have the authority to issue 25,000,000 shares of common stock, $0.001 par value. Prior to this filing, we have raised all funds through private placements. In July, 1998, we issued 1,000,000 shares of common stock to G.M Capital Partners, Ltd. for $1,000. In November 1998 we sold 1,000,000 shares of common stock to eight investors for $10,000. In November 1998 we also sold 35,000 shares of common stock for proceeds of $1,750. In January 2001, we sold 200,000 shares of common stock for proceeds of $100,000. In November 2002 we sold 215,200 shares of commons stock for proceeds of $107,600.

         After this current offering, we will require additional funds to maintain and expand our operations. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of the shares being offered in this prospectus. There is still no assurance that, even with the funds from this offering, we will be able to maintain operations at a level sufficient for an investor to obtain a return on his investment in our common stock. Further, we may continue to be unprofitable. At the current time, we have not begun to build or market the web site, but expect to do so when the additional funds have been made available. Currently, we have $5,047 in liabilities. Our financial statements report a loss of $185,866 from inception, September 1, 1998, until June 30, 2003 After we raise additional funds through this current offering, we anticipate an increase in the number of employees to four.

         Our functional currency is the United States Dollar and our consolidated financial statements are reported in United States Dollars unless otherwise stated.

                             DESCRIPTION OF PROPERTY

         Express currently leases space at 114 W. Magnolia Street, #446 Bellingham WA 98225 from an unaffiliated party


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During the past two years, we have not entered into a transaction with a value in excess of $60,000 with a director, officer or beneficial owner of 5% or more of Express's capital stock.

               MARKET FOR COMMON EQUITY AND RELATED STOCK MATTERS

MARKET INFORMATION

         Our common stock is not traded on any exchange. We plan to eventually seek listing on the Over The Counter Bulletin Board Stock Exchange ("OTCBB"). We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

DIVIDENDS

         We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

NO EXCHANGE ACT FILINGS

         Express is not presently required to file reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such reports may include audited financial information regarding Express. Accordingly, shareholders may be without protection of the Exchange Act, or financial statements that are audited by an independent certified pubic accountant. As such, the financial statements annexed hereto are audited and have been prepared by Spicer Jeffries and Co. We believe that the audited financial statements included herewith accurately represent the current economic condition of Express.

STOCK SALE RULE: POSSIBLE INABILITY TO SELL IN THE SECONDARY MARKET

         Rule 15(g)-9 (the "Rule") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), imposes additional sales practice requirements on broker-dealers who sell securities subject to that Rule to persons other than established customers and accredited investors (generally including institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $400,000 individually or $300,000 jointly with his or her spouse). In the event that Express's Common Stock trades below $5.00 per share, the Shares would be subject to the Rule. For transactions covered by the Rule, broker-dealers must make a special suitability determination for each purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, if transactions in Express's Shares are subject to the Rule, the ability of purchasers in this Offering to sell their Shares in the secondary market may be affected, if in fact any exists.

PENNY STOCK REFORM ACT: POSSIBLE INABILITY TO SELL IN THE SECONDARY MARKET

         In October 1990, Congress enacted the "Penny Stock Reform Act of 1990" (the "90 Act") to counter fraudulent practices common in penny stock transactions. Rule 3a51-1 of the Exchange Act defines a "penny stock" as an equity security that is not, among other things: a security registered or approved for registration and traded on a national securities exchange that meets certain guidelines, where the trade is effected through the facilities of that national exchange; b) a security listed on NASDAQ; c) a security of an issuer that meets certain minimum financial requirements ("net tangible assets" in excess of $5,000,000 if the issuer has been continuously operating for less than three years, or $2,000,000 if the issuer has been continuously operating for more than three years, or "average revenue" of at least $6,000,000 for the last three years); or d) a security with a price of at least $5.00 per share for the transaction in question or that has a bid quotation (as defined in the Rule) of at least $5.00 per share. Under Rule 3a51-1(d)(3), Express's Common Stock falls within the definition of a "penny stock". Pursuant to the 90 Act, brokers and/or dealers, prior to effecting a transaction in a penny stock, will be required to provide investors with written disclosure documents containing information concerning various aspects of the market for penny stocks as well as specific information about the penny stock and the transaction involving the purchase and sale of that stock (e.g., price quotes and broker-dealer and associated person compensation). Subsequent to the transaction, the broker will be required to deliver monthly or quarterly statements containing specific information about the penny stock. Because Express's Shares are at this time, designated "penny stocks", these added disclosure requirements will likely negatively affect the ability of purchasers herein to sell their Shares in the secondary market.

IMMEDIATE SUBSTANTIAL DILUTION

         As of the date of this Offering Document, the present stockholders of Express acquired their Common Stock at a cost substantially less than the $0.50 per Share to be paid by investors herein. Accordingly, investors herein, will sustain an immediate dilution in the book value of their holdings. (See, "DILUTION").

CONTROL OF EXPRESS BY EXISTING SHAREHOLDERS

         Neither Express's Certificate of Incorporation nor its By-Laws provides for cumulative voting. Should this Offering be successful, the investors herein will own approximately 14% of the outstanding Common Stock of Express assuming the maximum number of Shares offered are sold. As a result, existing shareholders will beneficially own 86% of the outstanding shares of Common Stock of Express, assuming successful completion of this Offering. Thus, even after the offering, the existing shareholders will still be in a position to control or influence significantly the affairs of Express and certain matters requiring a stockholder vote, including but not limited to the election of directors, the amendment of Express's Certificate of Incorporation or Bylaws, the merger or dissolution of Express and the sale of all or substantially all of Express's assets.


                             EXECUTIVE COMPENSATION

         To date, Mr. Coglon and Mr. Bauer have not collected any compensation for their services as Officers or Directors of Express nor is any expected through this fiscal year.

         The following summary sets forth the cash and other compensation paid or accrued by Express from September 1, 1998, the date of the Company's inception, until June 30, 2003, with respect to services performed by Mr. Lawrence Rosenblat for services as Chief Executive Officer and President. To date, Mr. Rosenblat has not received compensation in salary and bonus in excess of $100,000.

                                                                                Long Term Compensation
                                                                   --------------------------------------------------
                           Annual Compensation                     Awards                Payouts
                      ------------------------------------------   --------------       ---------------------------------------
(a)                         (b)        (c)       (d)        (e)          (f)                   (g)            (h)           (i)
Name                                                  Other                              Securities                   All
and                                                   Annual       Restricted            Underlying                   Other
Principal                                             Compen-      Stock                 Options/       LTIP          Compen-
Position                   Year  Salary($)  Bonus($)  sation($)    Award(s)($)           SARs(#)        Payouts($)    sation($)
----------------------     ----  ---------  --------- -----------  ---------------       -------------- ------------- ------------


Lawrence Rosenblat         2002  $5,000     $                      25,000
President/CEO              2001             $
                           2000             $

Richard Coglon             2002             $                      25,000
                           2001             $
                           2000             $

Frank Bauer                2002             $                      25,000
                           2001             $
                           2000             $

EMPLOYMENT AGREEMENTS

     To date, Express has not entered into any employment contracts with its employee.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     Express's Certificate of Incorporation and By-laws contain provisions which reduce the potential personal liability of directors for certain monetary damages and provide for indemnity of directors and other persons. We are unaware of any pending or threatened litigation against Express or its directors that would result in any liability for which such director would seek indemnification or similar protection.

     The Nevada General Corporation Law and Express's Articles of Incorporation and By-laws authorize indemnification of a director, officer, employee or agent of Express against expenses incurred by him or her in connection with any action, suit, or proceeding to which such person is named a party by reason of having acted or served in such capacity, except for liabilities arising from such person's own misconduct or negligence in the performance of duty. In addition, even a director, officer, employee or agent of Express who was found liable for misconduct or negligence in the performance of duty may obtain such indemnification if, in view of all circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification if, in view of all circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. In so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Express pursuant to the foregoing provisions, Express has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     In the event that a claim for indemnification against such liabilities (other than payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     To date, we have not entered into any indemnification agreements with our officer and director. Indemnification agreements may require a company, among other things, to indemnify its officers and directors against certain liabilities (other than liabilities arising from willful misconduct of a culpable nature) that may arise by reason of their status or service as directors or officers. Such agreements may require a company to advance the expenses of its directors or officers incurred as a result of any proceeding against them as to which they could be indemnified. In addition, such agreements may require a company to obtain directors' and officers' insurance if available on reasonable terms. We reserve the right to enter into indemnification agreements in the future with our directors and officers.









            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                           EXPRESS SYSTEMS CORPORATION
                                 AND SUBSIDIARY
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                              PERIOD FROM INCEPTION
                                 (JULY 9, 1998)
                                TO MARCH 31, 2003


                                TABLE OF CONTENTS


                                                                         PAGE

Independent Auditors' Report                                               F-1

Consolidated Balance Sheets                                                F-2

Consolidated Statements of Operations                                      F-3

Consolidated Statements of Changes in Shareholders' Equity                 F-4

Consolidated Statements of Cash Flows                                      F-5

Notes to Consolidated Financial Statements                             F-6 - 9

                          INDEPENDENT AUDITORS' REPORT




To the Board of Directors
Express Systems Corporation
 And Subsidiary
(A Development Stage Company)

We have audited the accompanying consolidated balance sheets of Express Systems Corporation and Subsidiary (a Company in the Development Stage) as of March 31, 2003 and 2002, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the years ended March 31, 2003 and 2002 and the period from inception (July 9, 1998) through March 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Express Systems Corporation and Subsidiary (a Company in the Development Stage) as of March 31, 2003 and 2002, and the results of their operations and their cash flows for the years ended March 31, 2003 and 2002 and the period from inception (July 9, 1998) through March 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                   /s/ SPICER, JEFFRIES & CO.


Denver, Colorado
June 11, 2003

                           EXPRESS SYSTEMS CORPORATION
                                 AND SUBSIDIARY
                          (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEETS

                                                                        March 31,            March 31,
                                                                          2003                 2002
                                                                        --------             --------
                                      ASSETS
                                      ------



CURRENT ASSETS:
  Cash and cash equivalents                                              $     5 692         $      137
  Trade accounts receivable                                                    3 340                  -
  Receivable from related party (Note 4)                                          --             12 000
            Total current assets                                         -----------         ----------
                                                                               9 062             12 137
                                                                         -----------         ----------
OTHER ASSETS:
  Equipment and software, net                                                  5 479             60 000
  Goodwill                                                                    25 000                 --
  Other                                                                           --              3 500
                                                                         -----------         ----------
            Total other assets                                                30 479             63 500
                                                                         -----------         ----------
               TOTAL ASSETS                                              $    39 511         $   75 637
                                                                         -----------         ----------


                       LIABILITIES AND SHAREHOLDERS' EQUITY
                       ------------------------------------

CURRENT LIABILITIES:
  Accounts payable and accrued expenses                                      $  3 630          $ 50 800
  Due to related parties  (Note 4)                                              1 417             1 207
        Total current liabilities                                               5 047            52 007

SHAREHOLDERS' EQUITY (Note 3):
  Common stock, $.001 par value, 25,000,000 shares authorized,                  2 450             2 235
     2,450,200 and 2,235,000 shares issued and outstanding, respectively      217 900           110 515
  Additional paid-in capital
  Deficit accumulated during the development stage                           (185 866)          (89 120)

        Total shareholders' equity                                             34 464            23 630


          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                         $ 39 511         $  75 637
                                                                             ========         =========



The accompanying notes are an integral part of these statements.            F-2

                           EXPRESS SYSTEMS CORPORATION
                                 AND SUBSIDIARY
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                                                  Period From
                                                                                                                   Inception
                                                                             Year Ended         Year Ended       (July 9, 1998)
                                                                             March 31,          March 31,         To March 31,
                                                                                2003               2002               2003
                                                                                ----               ----               ----


REVENUE                                                                         $    72 530       $        --        $     72 530
                                                                                -----------       -----------        ------------

EXPENSES:
  Advertising                                                                        11 033                                11 033
  Consulting (Note 4)                                                                63 799                --             118 799
  Professional fees                                                                   9 381            40 000              18 887
  Travel                                                                             10 410             3 239              14 106
  General and administrative                                                         56 340                --              77 258
  Depreciation and amortization                                                         558             9 804                 558
                                                                                -----------       -----------        ------------
     Total operating expenses                                                       151 521            53 043             240 641
                                                                                -----------       -----------        ------------
          Loss from operations                                                      (78 991)          (53 043)           (168 111)


OTHER INCOME (EXPENSE):
  Interest income                                                                       100                --                 100
  Bad debt                                                                           (4 375)               --              (4 375)
  Loss on disposal of assets                                                        (13 500)               --             (13 500)
                                                                                -----------       -----------        ------------
     Total other income (expense)                                                   (17 775)               --             (17 775)
                                                                                -----------       -----------        ------------
NET LOSS

                                                                                $   (96 766)      $   (53 043)       $   (185 886)
BASIC AND DILUTED LOSS PER COMMON SHARE:                                        ===========       ===========        ============

    Net loss per common share


WEIGHTED AVERAGE SHARES OUTSTANDING                                             $     (.04)       $     (.02)
                                                                                ===========       ===========

                                                                                  2 270 965         2 235 000
                                                                                ===========       ===========





The accompanying notes are an integral part of these statements.             F-3

                           EXPRESS SYSTEMS CORPORATION
                                 AND SUBSIDIARY
                          (A Development Stage Company)

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                                                                    Deficit
                                                                                                                   Accumulated
                                                                               Common            Additional        During the
                                                              Common            Stock             Paid-In          Development
                                                              Shares            Amount            Capital            Stage

BALANCES, at inception (July 9, 1998)                               --        $      --            $     --         $     --

  Sale of common stock to founders
    in July 1998 for $.001 per share                         1 000 000            1 000                  --               --

  Sale of common stock in private placements:
    November 1998 at $.01 per share                          1 000 000            1 000               9 000               --
    November 1998 for $.05 per share                            35 000               35               1 715               --
    January 2001 for $.50 per share                            200 000              200              99 800               --

  Net loss for the period from inception
    to March 31, 2001                                               --               --                  --           (36 077)
                                                             ---------         --------            --------          --------

BALANCES, March 31, 2001                                     2 235 000            2 235             110 515           (36 077)

  Net loss                                                          --               --                  --           (53 043)
                                                             ---------         --------            --------          --------
BALANCES, March 31, 2002                                     2 235 000            2 235             110 515           (89 120)
  Sale of common stock in private placement:
    November 2002 at $.50 per share                            215 200              215             107 385                --

  Net loss                                                          --               --                  --           (96 766)
                                                             ---------         --------            --------          --------
BALANCES, March 31, 2003                                     2 450 200         $  2 450            $217 900         $(185 886)
                                                             ---------         --------            --------          --------



The accompanying notes are an integral part of these statements.            F-4

                           EXPRESS SYSTEMS CORPORATION
                                 AND SUBSIDIARY
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                                 Period From
                                                                                                                  Inception
                                                                            Year Ended         Year Ended       (July 9, 1998)
                                                                            March 31,          March 31,         To March 31,
                                                                               2003               2002               2003
                                                                               ----               ----               ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                $        (96 766)     $    (53 043)       $   (185 886)
  Adjustments to reconcile net loss to net cash used in
   operating activities:
     Depreciation and amortization                                                     558                --                 558
     Loss on disposal of assets                                                     13 500                --              13 500
     Bad debt expense                                                                4 375                --               4 375
     Increase in accounts receivable, net                                           (7 715)               --              (7 715)
     Decrease (increase) in receivable from related parties                         12 000           (12 000)                 --
     Increase in due to related party                                                  210                --               1 417
     Increase in accounts payable and accrued expenses                               2 830                69               3 630
                                                                          ----------------      ------------        ------------
               Net cash used in operating activities                               (71 008)          (64 974)           (170 121)
                                                                          ----------------      ------------        ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of other asset                                                              --                --              (3 500)
   Increase in note receivable                                                     (25 000)               --             (25 000)
   Purchases of property and equipment                                              (6 037)               --             (16 037)
                                                                          ----------------      ------------        ------------
               Net cash used in investing activities                               (31 037)               --             (44 537)
                                                                          ----------------      ------------        ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock                                                         107 600                --             220 350
                                                                          ----------------      ------------        ------------

NET INCREASE (DECREASE) IN CASH                                                      5 555           (64 974)              5 692

CASH, beginning of period                                                              137            65 111                  --
                                                                          ----------------      ------------        ------------

CASH, end of period                                                       $          5 692      $      137          $      5 692
                                                                          ----------------      ------------        ------------

SUPPLEMENTAL DISCLOSURE OF NON-CASH
  INVESTING AND FINANCING ACTIVITIES:


   Purchase of subsidiary for forgiveness of note receivable              $         25 000      $         --        $     25 000
                                                                          ================      ============        ============

   Write off of software and cancellation of associated
       note payable                                                       $         50 000      $         --        $     50 000
                                                                          ================      ============        ============




The accompanying notes are an integral part of these statements.            F-5

                           EXPRESS SYSTEMS CORPORATION
                                 AND SUBSIDIARY
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION, OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION, BUSINESS AND GOING CONCERN

Express Systems Corporation ("Express") was incorporated on July 9, 1998 in the state of Nevada and is currently in the development stage. The Company, through its subsidiary, is in the business of advertising on the internet and selling opt-in lead generation lists.

The consolidated financial statements include the accounts of Express since the date of inception and its wholly-owned subsidiary, Masterlist International, Inc. ("Masterlist") since the date of purchase (see Note 2) (collectively, the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

The Company has incurred losses since inception that raise substantial doubt about its ability to continue as a going concern. The ability of the Company to continue operations is contingent upon attaining profitable operations and obtaining additional debt and/or equity capital to fund its operations. Management's plan in this regard is to raise additional funding through a public offering (see Note 6). The financial statements do not include any adjustment relating to the recovery and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company discontinue operations.

CASH EQUIVALENTS

All highly liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents.

ACCOUNTS RECEIVABLE

The Company uses the allowance method for accounting for bad debts. At March 31, 2003, management believes all receivables are collectible by the Company.

EQUIPMENT AND SOFTWARE

The Company provides for depreciation and amortization of these assets using the straight-line method based on estimated useful lives of, generally, three to five years.

REVENUE RECOGNITION

Revenue is recognized at the time the services are provided.

ADVERTISING

The Company expenses advertising costs as incurred.

GOODWILL

Goodwill that arose in the purchase of Masterlist is not amortized, but is assessed for impairment as discussed below under "Long-Lived Assets".

LONG-LIVED ASSETS

The Company reviews its long-lived assets for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, the recoverability test is performed using undiscounted net cash flows estimated to be generated by the asset.

                           EXPRESS SYSTEMS CORPORATION
                                 AND SUBSIDIARY
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1 - ORGANIZATION, OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
(continued)

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Management believes that the estimates utilized in the preparation of the consolidated financial statements are prudent and reasonable. Actual results could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Substantially all of the Company's assets and liabilities are carried at fair value or contracted amounts that approximate fair value. Estimates of fair value are made at a specific point in time, based on relative market information and information about the financial instrument, specifically, the value of the underlying financial instrument. Assets that are recorded at fair value consist largely of short-term receivables, which are carried at contracted amounts that approximate fair value. Similarly, the Company's liabilities consist of short term liabilities recorded at contracted amounts that approximate fair value.

NET LOSS PER SHARE OF COMMON STOCK

Net loss per share of common stock is based on the weighted average number of shares of common stock outstanding.

RECENT ACCOUNTING PRONOUNCEMENTS

On March 31, 2002, the Company adopted SFAS 142, "Goodwill and Other Intangible Assets", which requires the discontinuance of goodwill amortization and that it be assessed for impairment on an annual basis or more frequently if impairment indicators exist. The adoption of SFAS 142 did not have any effect on the Company's financial position, results of operations or cash flows as the Company has no recorded goodwill.

On March 31, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," ("SFAS 144"). SFAS 144 supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of," and elements of APB 30, "Reporting the Results of Operations--Reporting the Effects on Disposal of a Segment of a Business and Extraordinary, Unusual or Infrequently Occurring Events and Transactions." SFAS 144 establishes a single-accounting model for long-lived assets to be disposed of while maintaining many of the provisions relating to impairment testing and valuation. The adoption did not affect the Company's financial position or results of operations.

In April 2002, Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections," was issued. This statement provides guidance on the classification of gains and losses from the extinguishment of debt and on the accounting for certain specified lease transactions. The adoption of this statement did not impact the Company's financial position, results of operations or cash flows.

In June 2002, Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," ("SFAS 146") was issued. This statement provides guidance on the recognition and measurement of liabilities associated with disposal activities and is effective as of January 1, 2003. Under SFAS 146, companies will record the fair value of exit or disposal costs when they are incurred rather than at the date of a commitment to an exit or disposal plan. The adoption of

                           EXPRESS SYSTEMS CORPORATION
                                 AND SUBSIDIARY
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1 - ORGANIZATION, OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
(continued)

RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

SFAS 146 could result in the Company recognizing the cost of future restructuring activities, if any, over a period of time rather than in one reporting period.

In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Guarantees of Indebtedness of Others," ("FIN 45"). FIN 45 requires the Company to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in the issuance of the guarantee. FIN 45 is effective for guarantees issued or modified after December 31, 2002. The disclosure requirements effective for the year ending March 31, 2003 expand the disclosures required by a guarantor about its obligations under a guarantee. The adoption of the disclosure requirements of this statement did not impact the Company's financial position, results of operations or cash flows.

In December 2002, Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation -Transition and Disclosure," ("SFAS 148") was issued. SFAS 148 amends Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123") to provide alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on the reported results. The provisions of SFAS 148 are effective for financial statements for fiscal years ending after December 15, 2002 and interim periods beginning after December 15, 2002. The adoption of the disclosure requirements of this statement did not impact the Company's financial position, results of operations or cash flows.

In December 2002, the Emerging Issues Task Force issued a consensus on Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables" (EITF 00-21). EITF 00-21 mandates how to identify whether goods or services or both that are to be delivered separately in a bundled sales arrangement should be accounted for as separate units of accounting. The Company is currently evaluating the effects of adoption of EITF 00-21 on its service arrangements.

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, "Consolidation of Variable Interest Entities," ("FIN 46"). The interpretation provides guidance for determining when a primary beneficiary should consolidate a variable interest entity, or equivalent structure, that functions to support the activities of the primary beneficiary. The interpretation is effective as of the beginning of the first interim or annual reporting period beginning after June 15, 2003 for variable interest entities created before February 1, 2003. The adoption of this statement is not expected to impact the Company's financial position, results of operations or cash flows.


NOTE 2 - BUSINESS ACQUISITIONS

In October 2002, Express loaned an entity owned by a director of the Company $25,000. The director was also the sole shareholder of Masterlist. In November 2002, the director transferred all of the outstanding common stock of Masterlist to Express in consideration for the forgiveness of the loan.. The acquisition was accounted for under the purchase method of accounting. Masterlist was incorporated in November 2002, and had no assets, liabilities or operations at the time of the acquisition.


NOTE 3-  SHAREHOLDERS' EQUITY

The authorized capital stock of the Company consists of 25,000,000 shares of $.001 par value voting common stock.

In July 1998, the Company issued 1,000,000 shares to its founders for $1,000.

                           EXPRESS SYSTEMS CORPORATION
                                 AND SUBSIDIARY
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3-  SHAREHOLDERS' EQUITY (continued)

The Company has sold common shares under private offering memorandums. In November 1998, the Company sold 1,000,000 shares of common stock for $.01 per share, and received proceeds of $10,000. Also in November 1998, the Company sold 35,000 shares of common stock for $.05 per share, and received proceeds of $1,750. In January 2001, the Company sold 200,000 shares of common stock for $.50 per share, and received proceeds of $100,000. In November 2002, the Company sold 215,200 shares of common stock for $.50 per share, and received proceeds of $107,600.

NOTE 4-  RELATED PARTY TRANSACTIONS

During the year ended March 31, 2002, the Company advanced $12,000 to a shareholder. The advance was non-interest bearing and had no due date. During the year ended March 31, 2003, the Company charged the amount to consulting expense.

An officer and shareholder of the Company has advanced money to the Company for operating expenses. The amount owed by the Company at March 31, 2003 and 2002 was $1,417 and $1,207, respectively. The amounts are non-interest bearing and have no due dates.

During the years ended March 31, 2003 and 2002, the Company paid consulting fees to entities related to a shareholder of the Company of $40,299 and $10,000, respectively. In addition, consulting and management fees of $8,500 and $25,000 were paid to a shareholder during the years ended March 31, 2003 and 2002. The Company reimbursed related entities for expenses paid on its behalf during the years ended March 31, 2003 and 2002 in the amount of $1,130 and $11,600.


NOTE 5-  INCOME TAXES

At March 31, 2003, the Company had an unused net operating loss carryforward of approximately $186,000 for income tax purposes, which expires through 2023. However, the ability to utilize such losses to offset future taxable income is subject to various limitations imposed by the rules and regulations of the Internal Revenue Service. This net operating loss carryforward may result in future income tax benefits of approximately $63,000; however, because realization is uncertain at this time, a valuation reserve in the same amount has been established. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of the Company's deferred tax liabilities and assets as of March 31, 2003 and 2002 are as follows:

                                                            2003                2002
                                                            ----                ----

     Deferred tax liabilities                                $       --           $       --
                                                             ==========           ==========

     Deferred tax assets:
       Net operating loss carryforwards                      $   63 000           $   30 000
       Valuation allowance for deferred tax assets              (63 000)             (30 000)
                                                             ----------           ----------
                                                             $       --           $       --
                                                             ==========           ==========

The valuation allowance for deferred tax assets was increased by $33,000 and $18,000 during 2003 and 2002.


NOTE 6-  PROPOSED PUBLIC OFFERING

The Company intends to make a public offering of securities on Form SB-2. The Company intends to sell a maximum of 400,000 shares of common stock at an offering price of $.50 per share, for gross proceeds of $200,000.

                                     SHARES


                           Express Systems Corporation
                        114 W. Magnolia Street, Suite 446
                              Bellingham, WA 98226


                                   Prospectus

                                  Common Stock
                                 400,000 Shares
                                 $.50 Per Share


                                  July 9, 2003



     You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

DEALER PROSPECTUS DELIVERY OBLIGATION

     Until __________, 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

WHERE YOU CAN FIND MORE INFORMATION

         At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at: Lawrence Rosenblat, 114 W. Magnolia Street, #446 Bellingham, WA 98225

         Our fiscal year ends on June 30, 2003. We intend to become a reporting company and file annual, quarterly and current reports with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.












         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

PART II

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         In so far as indemnification by Express for liabilities arising under the Act may be permitted to directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and Bylaws, or otherwise, Express has been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of Express in the successful defence of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, Express will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling Security Holders will pay no offering expenses.

ITEM                       EXPENSE
---------                  ----------
SEC Registration Fee       $16.18
Accounting Fees            $5,000
Printing*                  $1,200
Transfer Agency Fees       $1,000
Edgar filing fees*         $1,000
Miscellaneous*             $500
Legal*                     $20,000
Bluesky                    $3,500
Total                      $32,216.18

*Estimated costs

                     RECENT SALES OF UNREGISTERED SECURITIES

In July, 1998, we issued 1,000,000 shares of common stock to G.M Capital Partners, Ltd. for $1,000 pursuant to Regulation S. In November 1998 we sold 1,000,000 shares of common stock to eight investors for $10,000 pursuant to Regulation D, Rule 504. In November 1998 we also sold 35,000 shares of common stock for proceeds of $1,750 pursuant to Regulation D Rule 504. In January 2001, we sold 200,000 shares of common stock for proceeds of $100,000 pursuant to Regulation S. In November 2002 we sold 215,200 shares of commons stock for proceeds of $107,600 pursuant to Regulation S.

                                    EXHIBITS
INDEX TO EXHIBITS:

Exhibit No.                Identification of Exhibit
--------------             -----------------------------
3.1                        Articles of Incorporation
3.2                        By-Laws
4.1                        Form of specimen of common stock
5.1                        Legal Opinion of Spitzer & Feldman P.C.
23.1                       Consent of Auditor

                                  UNDERTAKINGS

The undersigned Registrant undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: a. Include any prospectus required by Section 10(a)(3)of the Securities Act of 1933; b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; c. Include any additional or changed material information on the plan of distribution.

2. That, or determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defence of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered by this registration statement, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of this amended Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Bellingham.


Express Systems Corporation

/s/ Lawrence Rosenblat
------------------------------------
Lawrence Rosenblat
President, CEO, Principal Accounting Officer
 & Director


/s/ Richard Coglon
------------------------------------
Richard Coglon
Director


/s/ Frank Bauer
------------------------------------
Frank Bauer
Secretary and Director



                                      II-2